Exhibit 99.1
NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Company contact:
Stephen C. Jumper, CEO and President
Christina W. Hagan, Chief Financial Officer
(800) 332-9766
www.dawson3d.com
DAWSON GEOPHYSICAL REPORTS
THIRD QUARTER AND NINE MONTH FINANCIAL RESULTS
MIDLAND, Texas, July 26, 2011/PR Newswire/ — Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $98,033,000 for the quarter ending June 30, 2011, the Company’s third quarter of fiscal 2011, compared to $61,178,000 for the same quarter in fiscal 2010, an increase of 60 percent. Net income for the third quarter of fiscal 2011 was $334,000 compared to net loss of $1,019,000 in the same quarter of fiscal 2010. Earnings per share for the third quarter of fiscal 2011 were $0.04 compared to a loss per share of $0.13 for the third quarter of fiscal 2010. EBITDA for the third quarter of fiscal 2011 was $8,821,000 compared to $5,591,000 in the same quarter of fiscal 2010, an increase of 58 percent.
For the nine months ended June 30, 2011, the Company reported revenues of $249,023,000 compared to $146,093,000 for the nine months ended June 30, 2010, an increase of 70 percent. Net loss for the period decreased to $6,190,000 in 2011 from $7,941,000 in 2010. Loss per share for the first nine months of fiscal 2011 was $0.79 compared to a loss per share of $1.02 for the first nine months of fiscal 2010. EBITDA for the first nine months of fiscal 2011 increased to $14,939,000 compared to $7,868,000 in the same period of fiscal 2010, an increase of 90 percent.
Revenues in the third quarter and first nine months of fiscal 2011 increased significantly over the same periods of fiscal 2010 due to an increase in active crew count to fourteen working crews, including the two formerly provisional crews added during the second fiscal quarter, and significantly higher third-party charges, which constituted one-half of the growth in revenues during these periods. The third-party charges are related to the Company’s use of helicopter support services, specialized survey technologies and dynamite energy sources in areas with limited access such as the Appalachian Basin, Oklahoma, East Texas and Arkansas. The Company is reimbursed for these expenses by its clients. The Company’s fiscal third quarter and nine month results also included approximately $1,465,000 and $2,421,000, or $0.19 per share and $0.31 per share, respectively, of expenses related to its previously announced merger with TGC Industries and respective increases of $884,000 and $2,579,000 of depreciation charges related to the Company’s continued investment in new recording equipment and energy source units.
Stephen Jumper, President and CEO of Dawson Geophysical Company, said, “We are pleased with our third quarter results, particularly after our difficult second quarter. Our EBITDA increased to $8,821,000 for the third quarter of fiscal 2011 from $1,219,000 in the second quarter of 2011. Our third quarter net income of $334,000 represent a dramatic improvement from the loss of $4,857,000 reported in the second quarter. Our June 30, 2011 results show significant improvement on a year-over-year quarterly comparison, year-over-year nine month comparison and on a quarter-to-quarter basis.”

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
As previously reported, the Company purchased the 14,850 single-channel OYO GSR units it had initially leased in the second fiscal quarter by exercising the purchase option under the lease. The conversion of the equipment lease to a purchase resulted in an increase of approximately $0.02 per share per month of depreciation charges and a decrease of approximately $0.06 per share per month of lease expense compared to March 2011, the month in which the equipment was initially leased. The purchase of the equipment was financed through a new term loan facility in the amount of $16,427,000. The Company still retains its $20,000,000 revolving facility and no amounts are currently drawn under that facility. The Company now owns in excess of 161,000 channels, which can be configured variably throughout the Company on a project-by-project basis to best meet the operational and geophysical needs of its clients.
On March 20, 2011, the Company entered into a definitive merger agreement with TGC Industries, in which, subject to the terms and conditions set forth in the merger agreement, the Company agreed to acquire TGC in a tax-free, stock-for-stock transaction. Additional details of the proposed transaction are outlined in a press release issued on March 21, 2011. A copy of such press release is available on the Company’s website and the SEC website.
The Company’s order book has grown to its highest level since late fiscal 2008 with added projects in the Eagle Ford, Bakken, Niobrara and Avalon liquids and oil-rich shales. Activity remains relatively high in the Marcellus, Barnett and Haynesville natural gas shales while demand is increasing in many conventional oil basins. Pricing and contract terms are showing continued improvements as activity levels in the lower 48 states continue to increase. The Company continues to operate on several projects contracted in early 2010 with less favorable contract terms and believes it will complete work on these projects during calendar 2011. Demand for the Company’s services remains strong. Although our clients may cancel their service contracts on short notice, our order book reflects commitments sufficient to maintain full operation of fourteen crews through the end of calendar 2011.
During the third fiscal quarter, the Company’s Board of Directors approved a $5,000,000 increase to the Company’s capital budget and approved the purchase of the previously leased OYO GSR equipment, bringing the total amount of the fiscal 2011 capital budget to $61,918,000. To date, $56,264,000 of the capital budget has been spent primarily to purchase a 2,000-station OYO GSR four-channel recording system along with three-component geophones, 24,850 single-channel OYO GSR recording boxes, additional conventional geophones, cables for existing systems, vehicles to improve our fleet and ten INOVA vibrator energy source units. The remaining balance of the capital budget will be used for maintenance capital purposes.
Jumper continued, “Continued increases in exploration activity by our clients throughout the lower 48 United States, has fueled our growth and improved results. We added two seismic data acquisition crews during 2011, we increased short-term utilization rates through improved efficiencies, and we expanded the average channel count per crew. We have made great progress as an industry, and in particular as a company, in terms of improved outlook, performance and demand for land seismic data acquisition services in the lower 48 United States. While we are pleased with our results, we believe there is tremendous upside as we have not yet met our expected potential in crew efficiencies and revenue generation. We are excited about our pending merger with TGC which provides the right combination of resources and equipment to best serve our oil and natural gas clients, our employees and to enhance shareholder value of both Dawson and TGC.”

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
This press release contains information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:
•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.
The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income (loss) is presented in the table following the text of this press release.
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2010. The Company is also subject to risks related to the proposed transaction with TGC, including risks related to the possibility that the transaction does not close. A discussion of risks and uncertainties related to the proposed transaction will be set forth in a registration statement, including the proxy statement prospectus contained therein, that relates to the proposed transaction and which will be filed by the Company with the Securities and Exchange Commission. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Important Information For Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the merger agreement between the Company and TGC, including the proposed merger and the proposed issuance of Company common stock in the merger, will, as applicable, be submitted to the shareholders of the Company and TGC for their consideration. The Company filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that included a joint proxy statement of the Company and TGC that also constitutes a prospectus of the Company. The Company and TGC will mail the joint proxy statement/prospectus to their respective shareholders. The Company and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may currently obtain free copies of the joint proxy statement/prospectus filed on June 10, 2011 and amended on July 20, 2011, and will be able to obtain free copies of any further amendments to the proxy statement/prospectus as well as other documents containing important information about the Company and TGC filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact the Company at (432) 684-3000 or TGC at (972) 881-1099 or c/o Dennard Rupp Gray & Lascar, LLC, at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC.
Participants in the Proxy Solicitation
The Company, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and TGC in connection with the proposed transactions. Information about the directors and officers of the Company is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its Amendment No. 1 to Annual Report on Form 10-K/A, which was filed with the SEC on April 15, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

DAWSON GEOPHYSICAL COMPANY
STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues	$98,033,000	$61,178,000	$249,023,000	$146,093,000
Operating costs:
Operating expenses	85,431,000	54,098,000	225,324,000	133,245,000
General and administrative	3,804,000	1,635,000	9,396,000	5,281,000
Depreciation	7,900,000	7,016,000	22,767,000	20,188,000

	97,135,000	62,749,000	257,487,000	158,714,000

Income (loss) from operations	898,000	(1,571,000)	(8,464,000)	(12,621,000)
Other income:
Interest income	2,000	20,000	33,000	78,000
Other income	21,000	126,000	603,000	223,000

Income (loss) before income tax	921,000	(1,425,000)	(7,828,000)	(12,320,000)

Income tax (expense) benefit	(587,000)	406,000	1,638,000	4,379,000

Net income (loss)	$334,000	$(1,019,000)	$(6,190,000)	$(7,941,000)

Basic income (loss) per common share	$0.04	$(0.13)	$(0.79)	$(1.02)

Diluted income (loss) per common share	$0.04	$(0.13)	$(0.79)	$(1.02)

Weighted average equivalent common shares outstanding	7,812,519	7,779,256	7,801,396	7,776,740

Weighted average equivalent common shares outstanding-assuming dilution	7,925,181	7,779,256	7,801,396	7,776,740

DAWSON GEOPHYSICAL COMPANY
BALANCE SHEETS

	June 30,	September 30,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,004,000	$29,675,000
Short-term investments	—	20,012,000
Accounts receivable, net of allowance for doubtful accounts of $155,000 and $639,000 at June 30, 2011 and September 30, 2010, respectively	84,451,000	57,726,000
Prepaid expenses and other assets	11,936,000	7,856,000
Current deferred tax asset	1,545,000	1,764,000

Total current assets	109,936,000	117,033,000

Property, plant and equipment	300,649,000	248,943,000
Less accumulated depreciation	(149,274,000)	(130,900,000)

Net property, plant and equipment	151,375,000	118,043,000

Total assets	$261,311,000	$235,076,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,078,000	$14,274,000
Accrued liabilities:
Payroll costs and other taxes	2,940,000	3,625,000
Other	8,400,000	7,963,000
Deferred revenue	5,031,000	204,000
Current maturities of notes payable	5,264,000	—

Total current liabilities	44,713,000	26,066,000

Long-term liabilities:
Notes payable less current maturities	11,163,000	—
Deferred tax liability	20,444,000	18,785,000

Total long-term liabilities	31,607,000	18,785,000

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 7,910,885 and 7,902,106 shares issued and outstanding at June 30, 2011 and September 30, 2010, respectively	2,637,000	2,634,000
Additional paid-in capital	91,363,000	90,406,000
Other comprehensive income, net of tax	—	4,000
Retained earnings	90,991,000	97,181,000

Total stockholders’ equity	184,991,000	190,225,000

Total liabilities and stockholders’ equity	$261,311,000	$235,076,000

Reconciliation of EBITDA to Net Income (Loss)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net income (loss)	$334	$(1,019)	$(6,190)	$(7,941)
Depreciation	7,900	7,016	22,767	20,188
Income tax expense (benefit)	587	(406)	(1,638)	(4,379)

EBITDA	$8,821	$5,591	$14,939	$7,868

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Nine Months Ended
	June 30,
	2011	2010
	(in thousands)
Net cash (used) provided by operating activities	$(469)	$1,472
Changes in working capital items and other	17,043	7,748
Noncash adjustments to income	(1,635)	(1,352)

EBITDA	$14,939	$7,868